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                                  EXHIBIT 23.1

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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 11, 2000 relating to the financial statements and financial statement schedule of FirstWorld Communications, Inc., which appear in FirstWorld Communications, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.


/s/ PricewaterhouseCoopers LLP
Denver, Colorado
July 10, 2000

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